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                                                                   EXHIBIT 15.1
MULTIMEDIA GAMES, INC. AND SUBSIDIARIES
LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION







Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:      Multimedia Games, Inc.
         Registration on Form SB-2 (File No. 333-30721)

We are aware that our report dated July 31, 1997 on our review of the interim financial information of Multimedia Games, Inc. for the nine months ended June 30, 1997, is included herein. Pursuant to Rule 436(C) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



COOPERS & LYBRAND L.L.P.

Tulsa, Oklahoma
August 5, 1997